Exhibit 10.2

FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (Fourth Amendment) is entered into the 21st day of January, 2015 (“Execution Date”) and effective this 1st Day of January, 2015 (“Effective Date”) by and between TWIN CITIES POWER HOLDINGS, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and TIMOTHY S. KRIEGER an individual with his principal residence at 19555 Oak Grove Ave. Prior Lake Minnesota 55372 (the “EXECUTIVE”). The COMPANY and the EXECUTIVE are jointly referred to as Parties (“PARTIES”)

The PARTIES entered into an Employment Agreement on the 1st day of January, 2012 and a FIRST AMENDMENT, SECOND AMENDMENT and THIRD AMENDMENT to EMPLOYMENT AGREEMENT (collectively the “EMPLOYMENT AGREEMENT”).

The PARTIES wish to amend certain terms and conditions in the Employment Agreement pursuant to this Fourth Amendment.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions herein contained, it is hereby agreed by and between the PARTIES:

1.	Section 4. Compensation is amended as follows:

(a)	Salary. The Company shall pay the Executive a salary of Fifty Thousand Dollars ($50,000.00) per month beginning January 1, 2015 and each and every month thereafter.

2. Other Terms and Conditions. All other terms and conditions of the Employment Agreement as amended remain unchanged except as hereinbefore amended by this FOURTH AMENDMENT to EMPLOYMENT AGREEMENT

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The COMPANY and the EXECUTIVE have duly executed this Fourth Amendment to the Employment Agreement as of the date and year set forth above.

TWIN CITIES POWER HOLDINGS, L.L.C.

/s/ Timothy S. Krieger
By: TIMOTHY S. KRIEGER
Its: President/CEO

/s/ Keith W. Sperbeck
By: KEITH W. SPERBECK
Its: Secretary

EXECUTIVE

/s/ Timothy S. Krieger
By: TIMOTHY S. KRIEGER

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